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                                   EXHIBIT 23
                         INDEPENDENT AUDITORS' CONSENT

    We hereby consent to the incorporation by reference in the registration statement (No. 33-90026) on Form S-8 of Mercer International Inc. of our report dated March 15, 2002, relating to the balance sheets of Mercer
International Inc. as of December 31, 2001 and 2000, and the related statements of operations, shareholders' equity and cash flows for the years ended
December 31, 2001, 2000 and 1999, which report appears in the Annual Report on Form 10-K for the year ended December 31, 2001 of Mercer International Inc.

                                          /s/ PETERSON SULLIVAN P.L.L.C.

Seattle, Washington
March 29, 2002